UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2025

Yijia Group Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-218733	35-2583762
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 E Broadway, Suite 603, New York, NY 10002

(Address of principal office)

+1-516-886-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YJGJ	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

Yijia Group Corp. (the “Company”) has proposed to change the name of the Company to VitaNova Life Sciences Corporation (the “Name Change”). The Name Change was approved by the Board of Directors of the Company (the “Board”) and a majority of the holders of all of the issued and outstanding shares of common stock (“Common Stock”) of the Company.

In connection with the Name Change, the Company intends to change its ticker symbol with OTC Markets Group Inc. Until the new ticker symbol becomes effective, the Company’s Common Stock will continue to trade under its current ticker symbol and CUSIP number.

The Company has also proposed to effect a reverse stock split at a ratio within the range from 1-for-2 to 1-for-3, such that each holder of Common Stock of the Company shall receive one (1) share of Common Stock for every two (2) or three (3) shares of Common Stock (the “Reverse Split”). The Reverse Split was approved by the Board and a majority of the holders of all of the issued and outstanding shares of Common Stock.

Additionally, the Company has proposed to increase its authorized capital to 85,000,000 shares of capital stock, consisting of 75,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share (the “Share Capital Increase”), and authorized the creation of blank check preferred stock, with such series, designations, rights and preferences as may be established from time to time by the Board (the “Preferred Stock Designation”). The Share Capital Increase and Preferred Stock Designation were approved by the Board the a majority of the holders of all of the issued and outstanding shares of Common Stock.

The Company is currently evaluating and finalizing the ratio for the proposed reverse stock split. Following the determination of the reverse split ratio, the Company intends to file a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to effect the Name Change, the Reverse Split, the Share Capital Increase and the Preferred Stock Designation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2025

YIJIA Group Corp.

By:	/s/ Qiuping Lu
Qiuping Lu
Chief Executive Officer and Director (Principal Executive Officer)

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